Exhibit 99.1

ARGAN, INC.

RESULTS OF VOTING

2021 ANNUAL MEETING OF THE STOCKHOLDERS OF ARGAN, INC.

June 24, 2021

(1)The election of the following nine (9) directors to the Board of Directors of the Company, each to serve until the 2022 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal.

The results of the voting were as follows:

NAME OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Rainer H. Bosselmann	12,848,017	268,095	1,368,203
Cynthia A. Flanders	12,757,282	358,830	1,368,203
Peter W. Getsinger	12,974,626	141,486	1,368,203
William F. Griffin, Jr.	12,909,105	207,007	1,368,203
John R. Jeffrey, Jr.	12,879,634	236,478	1,368,203
Mano S. Koilpillai	12,881,629	234,483	1,368,203
William F. Leimkuhler	12,755,644	360,468	1,368,203
W.G. Champion Mitchell	12,844,546	271,566	1,368,203
James W. Quinn	12,704,474	411,638	1,368,203

(2)The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote).

The result of the voting was as follows:

For	Against	Abstain	Broker Non-Votes
12,768,144	291,338	56,630	1,368,203

(3)The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2022.

The result of the voting was as follows:

For	Against	Abstain
14,439,014	18,338	26,963